SCHEDULE 14C INFORMATION STATEMENT

Information Statement Pursuant to Section 14(c) of the Securities Exchange Act of 1934

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o Definitive Information Statement

Exotacar, Inc.
(Name of Registrant As Specified In Charter)

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Exotacar, Inc.
1001 Bayhill Drive
2nd Floor – Suite 200
San Bruno, CA 94066

INFORMATION STATEMENT

This information statement pursuant to Section 14 of the Securities Exchange Act of 1934, as amended, and Regulation 14C and Schedule 14C there under (the “Information Statement”) has been mailed on or about April ____, 2008 to the stockholders of record as of ______, 2008 (the “Record Date”) of Exotacar, Inc., a Nevada corporation (the “Company”) in connection with certain actions to be taken pursuant to the written consent of the stockholders of the Company holding a majority of the outstanding shares of common stock, dated as of April ____, 2008.

The actions to be taken pursuant to the written consent shall be taken on or about May _____, 2008, 20 days after the mailing of this information statement.
THIS IS NOT A NOTICE OF A SPECIAL MEETING OF STOCKHOLDERS AND NO STOCKHOLDER MEETING WILL BE HELD TO CONSIDER ANY MATTER DESCRIBED HEREIN.

By Order of the Board of Directors,

/s/ Rene Ronald Soullier
Rene Ronald Soullier
Chairman of the Board

WE ARE NOT ASKING YOU FOR A PROXY
AND YOU ARE REQUESTED NOT TO SEND US A PROXY

NOTICE OF ACTIONS TO BE TAKEN PURSUANT TO THE WRITTEN CONSENT
OF STOCKHOLDERS HOLDING A MAJORITY OF THE OUTSTANDING SHARES
OF COMMON STOCK OF THE COMPANY IN LIEU OF A SPECIAL MEETING OF
THE STOCKHOLDERS, DATED APRIL 17, 2008
To Our Stockholders:

NOTICE IS HEREBY GIVEN that the following actions will be taken, pursuant to the written consent of stockholders holding a majority of the outstanding shares of common stock dated April 17, 2008, in lieu of a special meeting of the stockholders. Such action will be taken on or about May __, 2008:

1.	The articles of incorporation of the Company, (the “Articles of Incorporation”), will be amended to change the Company's name from “Exotacar, Inc.” to “Phoenix Energy Resource Corporation”;
2.
The Articles of Incorporation will be amended to authorize a new class of 5,000,000 shares of preferred stock, par value $.001 per share, and to authorize the Board of Directors to issue one or more series of the preferred stock with such designations, rights, preferences, limitations and/or restrictions as it should determine by vote of a majority of such directors.

3.
To effect a 50-to-1 forward stock split of the Corporation’s common stock, which would increase the shares issued and outstanding from 1,250,000 shares to 62,500,000 shares following the forward split.

The details of the foregoing actions and other important information are set forth in the accompanying Information Statement.  The Board of Directors of the Company has unanimously approved the above actions.

By Order of the Board of Directors,

/s/ Rene Ronald Soullier Rene Ronald Soullier Chairman of the Board

EXOTACAR, INC.
INFORMATION STATEMENT

CONCERNING CORPORATE ACTION AUTHORIZED BY WRITTEN
CONSENT OF STOCKHOLDERS OWNING A MAJORITY
OF SHARES OF VOTING SECURITIES ENTITLED TO VOTE THEREON

WE ARE NOT ASKING YOU FOR A PROXY AND
YOU ARE REQUESTED NOT TO SEND US A PROXY
SUMMARY

YOU SHOULD READ THE FOLLOWING SUMMARY TOGETHER WITH THE MORE DETAILED INFORMATION APPEARING ELSEWHERE IN THIS INFORMATION STATEMENT OR DELIVERED WITH THIS INFORMATION STATEMENT.

Name Change
The amendment to the Articles of Incorporation of Exotacar, Inc., a Nevada corporation (which we refer to as “the Company,” “we,” “us” or “our”) provides for a change of the Company’s name to Phoenix Energy Resource Corporation.
See “NAME CHANGE, AUTHORIZATION OF PREFERRED STOCK AND FORWARD SPLIT”.

Creation of Preferred Stock
The amendment also provides for authorization of a new class of 5,000,000 shares of preferred stock, par value $.001 per share, and to authorize the Board of Directors to issue one or more series of the preferred stock with such designations, rights, preferences, limitations and/or restrictions as it should determine by vote of a majority of such directors.
See “NAME CHANGE, AUTHORIZATION OF PREFERRED STOCK AND FORWARD STOCK SPLIT”.

Forward Stock Split
Upon the filing and effectiveness of the Articles of Amendment to the Articles of Incorporation with the Nevada Secretary of State, every one outstanding share of Common Stock shall be divided into and be eligible for exchange into fifty shares of Common Stock. The number of authorized shares of Common Stock of the Corporation and the par value of the Common Stock shall remain as set forth in the Articles of Amendment to the Articles of Incorporation. Except as set forth in the Articles of Amendment to the Articles of Incorporation, the capital of the Corporation will not be changed by reason of any amendment therein certified.

See “NAME CHANGE, AUTHORIZATION OF PREFERRED STOCK AND FORWARD STOCK SPLIT”.

Recommendations of the Board of Directors and Written Consent of the Majority of the Company’s Stockholders
Our Board of Directors unanimously approved the Amendment to the Company’s Articles of Incorporation, a copy of which is attached as Exhibit “A” (the “Amendment”).  The members of the Board of Directors unanimously believe that the Amendment is fair to, and in the best interests of, our stockholders.  The Amendment was also approved by a majority of the holders of our common stock by written consent on April 17, 2008.
See also “NAME CHANGE, AUTHORIZATION OF PREFERRED STOCK AND FORWARD STOCK SPLIT”.

General Information

This Information Statement is being furnished to the stockholders of Exotacar, Inc., a Nevada corporation (which we refer to in this Information Statement as “the Company,” “we,” “us” or “our”), to advise them of the corporate action described herein, which has been authorized by the written consent of stockholders owning a majority of the outstanding voting securities of the Company entitled to vote thereon.  This action is being taken in accordance with the requirements of the Nevada General Corporation Law (“NGCL”).

Our executive offices are located at 1001 Bayhill Drive2nd Floor – Suite 200 San Bruno, CA 94066, and our telephone number is (650) 616-4123.  This Information Statement will first be mailed to stockholders on or about ________, 2008 and is being furnished for informational purposes only.

Our Board of Directors has determined that the close of business on __________, 2008 was the record date (“Record Date”) for the stockholders entitled to notice about the action authorizing an amendment to our Articles of Incorporation, as previously amended (the “Articles of Incorporation”) to change the Company’s name, authorize preferred stock and effect a 50-to-1 forward stock split (collectively the “Actions”).

On April 17, 2008, stockholders who own of record 800,001 shares of the Company’s common stock, representing approximately 64% of the outstanding shares of the Company’s common stock, executed and delivered to us a written consent authorizing and approving the Actions.

Accordingly, as the Actions have been approved by a majority of our outstanding voting securities entitled to vote thereon, no vote or further action of our stockholders is required to approve the Actions.  You are hereby being provided with notice of the approval of the Actions by less than unanimous written consent of our stockholders. However, under federal law, the Actions will not be effective until at least 20 days after this Information Statement has first been sent to stockholders.  Stockholders do not have any dissenter or appraisal rights in connection with the Actions.

On April 17, 2008, our Board of Directors approved the Actions and authorized our officers to deliver this Information Statement.

Interest of Persons in Matters to be Acted Upon

Except as discussed in this Information Statement, no director or officer of the Company at any time since the beginning of the last fiscal year, or principal stockholder, has a substantial or material interest in the favorable outcome of the Actions.

OUTSTANDING SHARES AND VOTING RIGHTS

As of the Record Date, the Company's authorized capitalization consisted of 100,000,000 shares of common stock (“Common Stock”), of which 1,250,000 shares were issued and outstanding as of the Record Date. Holders of Common Stock have no preemptive rights to acquire or subscribe to any of the additional shares of Common Stock.

Each share of Common Stock entitles its holder to one vote on each matter submitted to the stockholders. However, because stockholders holding at least a majority of the voting rights of all outstanding shares of capital stock as at the Record Date have voted in favor of the foregoing proposals by resolution dated April 17, 2008; and having sufficient voting power to approve such proposals through their ownership of capital stock, no other stockholder consents will be solicited in connection with this Information Statement.

Pursuant to Rule 14c-2 under the Securities Exchange Act of 1934, as amended, the proposals will not be adopted until a date at least 20 days after the date on which this Information Statement has been mailed to the stockholders. The Company anticipates that the actions contemplated herein will be effected on or about the close of business on May ___, 2008.

The Company has asked brokers and other custodians, nominees and fiduciaries to forward this Information Statement to the beneficial owners of the Common Stock held of record by such persons and will reimburse such persons for out-of-pocket expenses incurred in forwarding such material.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS
AND MANAGEMENT

The following table sets forth certain information, as of April 17, 2008, concerning shares of common stock of the Company, the only class of its securities that are issued and outstanding, held by (1) each stockholder known by the Company to own beneficially more than five percent of the common stock, (2) each director of the Company, (3) each executive officer of the Company, and (4) all directors and executive officers of the Company as a group:

Name and Address of Beneficial Owner(1)	Amount and Nature of Beneficial Ownership	Percentage of Common Stock(3)
Helvetic Capital Ventures AG(2) Sihlamtsstrasse 5 CH-8002 Zürich Switzerland	800,001	64%

Rene Ronald Soullier 2132 Horse Prairie Dr. Las Vegas, NV 89052	0	—
All directors and executive officers as a group (2 persons)	0	0%

(1)	Unless otherwise indicated in the footnotes to the table, each shareholder shown on the table has sole voting and investment power with respect to the shares beneficially owned by him or it.

(2)	Shares are held in the name of Helvetic Capital Ventures AG. Dr, Urs Felder is the President and sole stockholder of Helvetic Capital Ventures AG.

(3)	Based on 1,250,000 shares of Common Stock outstanding.

NAME CHANGE, AUTHORIZATION OF PREFERRED STOCK AND FORWARD SPLIT

We are currently authorized by our Articles of Incorporation to issue 100,000,000 shares of common stock, $0.001 par value per share.

The amendment to the Company’s Certificate of Incorporation, as amended, will change the Company’s name from Exotacar, Inc. to  Phoenix Energy Resource Corporation.  The Company believes that the name change would be in the best interests of the Company because it would more accurately describe the Company’s business. The Company intends to file the Certificate of Amendment promptly after the stockholders approve the name change at which time the Company will also change its name and stock symbol on the Over the Counter Bulletin Board. Attached as Exhibit A and incorporated herein by reference is the text of the proposed amendment to the Articles of Incorporation.

The Board of Directors of the Company on April 17, 2008, adopted a resolution unanimously approving and recommending to the Company's stockholders for their approval an amendment to the Company's Articles of Incorporation to authorize a new class of 5,000,000 shares of preferred stock, par value $.001 per share, and to authorize the Board of Directors to issue one or more series of the preferred stock with such designations, rights, preferences, limitations and/or restrictions as it should determine by vote of a majority of such directors. The Company’s Articles of Incorporation currently only permits the Company to issue shares of common stock. This, the Company believes, has limited the Company's flexibility in seeking additional working capital. The Board of Directors has recommended that the Articles of Incorporation be amended to authorize a class of 5,000,000 shares of preferred stock and to allow the Board of Directors of the Company the widest possible flexibility in setting the terms of preferred stock that may be issued in the future. The Company will, therefore, be afforded the greatest flexibility possible in seeking additional financing, as the Board of Directors deems appropriate in the exercise of its reasonable business judgment. The Company currently has no commitments or plans for the issuance of any shares of preferred stock.

    Under our Articles of Incorporation as amended by this amendment, the Board of Directors will have the right, without further stockholder approval or action, to issue up to 5,000,000 shares of preferred stock, having such rights and preferences, including voting rights, as the Board of Directors may determine. The ability of the Company to issue such shares of preferred stock may, under certain circumstances, make it more difficult for a third party to gain control of the Company (e.g., by means of a tender offer), prevent or substantially delay such a change of control, discourage bids for the common stock at a premium, or otherwise adversely affect the market price of the common stock.

The Board has unanimously adopted and shareholders holding a majority of the common stock have approved a resolution to effect a fifty-for-one (50:1) forward stock split (the "Forward Split ") of the common stock of the Company. The Board and such shareholders believe that the Forward Split is in the Company's best interests, principally because it may ultimately increase the trading price of the Common Stock as more shares will be available for the marketplace. An increase in the price of the common stock may, in turn, generate greater investor interest in the common stock, thereby enhancing the marketability of the common stock to the financial community.

The immediate effect of the Forward Split will be to increase the number of presently issued and outstanding shares of Common Stock from approximately 1,250,000 to approximately 62,500,000. Although the Forward Split may ultimately increase the market price of the common stock, no such increase can be assured or calculated. The market price of the common stock may fall proportionately to the increase in the number of shares outstanding as a result of the Forward Split, nor can there be any assurances that the Forward Split will lead to a sustained increase in the market price of the common stock. The market price of the common stock may also change as a result of other unrelated factors, including the Company's operating performance and other factors related to its business as well as general market conditions.

The Forward Split will affect all of the holders of the Company's common stock uniformly and will not affect any shareholder's percentage ownership interest in the Company or proportionate voting power.

The Forward Split of the Common Stock is expected to become effective on or about the 20th day following the mailing of this information statement (the "Effective Date"). Upon the Effective Date, the Company will notify the National Association of Securities Dealers, requesting that the split be made effective on the Effective Date.

Promptly after the Effective Date, you would be notified that the forward stock split has been effected. Our stock transfer agent, Pacific Stock Transfer Company, whom we refer to as the “exchange agent”, will implement the exchange of stock certificates representing outstanding shares of common stock. You will be asked to surrender to the exchange agent certificates representing your pre-split shares in exchange for certificates representing your post-split shares in accordance with the procedures to be set forth in a letter of transmittal which we will send to you. You will not receive a new stock certificate representing your post-split shares until you surrender your outstanding certificate(s) representing your pre-split shares, together with the properly completed and executed letter of transmittal to the exchange agent.

We do not have any provisions in our Certificate of Incorporation, by laws, or employment or credit agreements to which we are party that have anti-takeover consequences. We do not currently have any plans to adopt anti-takeover provisions or enter into any arrangements or understandings that would have anti-takeover consequences. In certain circumstances, our management may issue additional shares to resist a third party takeover transaction, even if done at an above market premium and favored by a majority of independent shareholders.

The Company believes that the Federal income tax consequences of the forward stock split to holders of common stock will be as follows:

(i)	Except as explained in (v) below, no income gain or loss will be recognized by a shareholder on the surrender of the current shares or receipt of the certificate representing new post-split shares.

(ii)	Except as explained in (v) below, the tax basis of the New Shares will equal the tax basis of the Old Shares exchanged therefore.

(iii)	Except as explained in (v) below, the holding period of the New Shares will include the holding period of the Old Shares if such Old Shares were held as capital assets.

(iv)	The conversion of the Old Shares into the New Shares will produce no taxable income or gain or loss to the Company.

(v)
The Federal income tax treatment of the receipt of the additional fractional interest by a shareholder is not clear and may result in tax liability not material in amount in view of the low value of such fractional interest.

The Company's opinion is not binding upon the Internal Revenue Service or the courts, and there can be no assurance that the Internal Revenue Service or the courts will accept the positions expressed above.

THE ABOVE REFERENCED IS A BRIEF SUMMARY OF THE EFFECT OF FEDERAL INCOME TAXATION UPON THE PARTICIPANTS AND THE COMPANY WITH RESPECT TO THE FORWARD STOCK SPLIT. THIS SUMMARY DOES NOT PURPORT TO BE COMPLETE AND DOES NOT ADDRESS THE FEDERAL INCOME TAX CONSEQUENCES TO TAXPAYERS WITH SPECIAL TAX STATUS. IN ADDITION, THIS SUMMARY DOES NOT DISCUSS THE PROVISIONS OF THE INCOME TAX LAWS OF ANY MUNICIPALITY, STATE OR FOREIGN COUNTRY IN WHICH THE PARTICIPANT MAY RESIDE, AND DOES NOT DISCUSS ESTATE, GIFT OR OTHER TAX CONSEQUENCES OTHER THAN INCOME TAX CONSEQUENCES. THE COMPANY ADVISES EACH PARTICIPANT TO CONSULT HIS OR HER OWN TAX ADVISOR REGARDING THE TAX CONSEQUENCES OF THE FORWARD STOCK SPLIT AND FOR REFERENCE TO APPLICABLE PROVISIONS OF THE CODE.

Attached as Exhibit A and incorporated herein by reference is the text of the proposed amendment to the Articles of Incorporation.

We intend to file the Certificate of Amendment to the Articles of Incorporation with the Secretary of State of the State of Nevada promptly after the twentieth day after the date this Information Statement has first been sent to stockholders.

By Order of the Board of Directors,

/s/ Rene Ronald Soullier Rene Ronald Soullier
Chairman of the Board

EXHIBIT A

CERTIFICATE OF AMENDMENT TO ARTICLES OF INCORPORATION
For Nevada Profit Corporations
(Pursuant to NRS 78.385 and 78.390 - After Issuance of Stock)

* * * * * *

IT IS HEREBY CERTIFIED THAT:

FIRST: The name of the corporation is Exotacar, Inc. (hereinafter called the “Corporation”).

SECOND: The Articles of Incorporation of the Corporation is hereby amended by striking out Article 1 thereof and by substituting in lieu of said Article the following new Article:

“1. The name of the corporation (hereinafter called the “Corporation”) is Phoenix Energy Resource Corporation”
THIRD: The Articles of Incorporation of the Corporation is hereby amended by adding the following to Article VI thereof:

“ARTICLE VI - CAPITAL STOCK:  The aggregate number of shares which this Corporation will have authority to issue is One Hundred and Five Million (105,000,000) par value $0.001 per share 100,000,000 of which will be designated “Common Stock” and Five Million (5,000,000) of which will be designated “Preferred Stock”.

1.           Common Stock.  Holders of the Corporation's Common Stock as a class, have equal ratable rights to receive dividends when, as and if declared by the Board of Directors, out of funds legally available therefor and are entitled upon liquidation of the Company to share ratably in the net assets available for distribution, are not redeemable and have no pre-emptive or similar rights; and holders of the Corporation's Common Stock have one non-cumulative vote for each share held of record on all matters to be voted on by the Corporation's stockholders.

2.           Preferred Stock.  The shares of Preferred Stock may be issued in series, and shall have such voting powers, full or limited, or no voting powers, and such designations, preferences and relative participating, optional or other special rights, and qualifications, limitations or restrictions thereof, as shall be stated and expressed in the resolution or resolutions providing for the issuance of such stock adopted from time to time by the Board of Directors.  The Board of Directors is hereby expressly vested with the authority to determine and fix in the resolution or resolutions providing for the issuances of Preferred Stock the voting powers, designations, preferences and rights, and the qualifications, limitations or restrictions thereof, of each such series to the full extent now or hereafter permitted by the laws of the State of Nevada.”

3.           Forward Split. Upon the filing and effectiveness of these Articles of Amendment to the Articles of Incorporation with the Nevada Secretary of State, every one outstanding share of Common Stock shall be divided into and be eligible for exchange into fifty shares of Common Stock. The number of authorized shares of Common Stock of the Corporation and the par value of the Common Stock shall remain as set forth in these Articles of Amendment to the Articles of Incorporation. Except as set forth in these Articles of Amendment to the Articles of Incorporation, the capital of the Corporation will not be changed by reason of any amendment herein certified.”

FOURTH: The vote by which the stockholders holding shares in the corporation entitling them to exercise at least a majority of the voting power, or such greater proportion of the voting power as may be required in the case of a vote by classes or series, or as may be required by the provisions of the*articles of incorporation have voted in favor of the amendment is: 64%

FIFTH: Effective date of filing (optional):
_______________________________________________.
(must not be later than 90 days after the certificate is filed)

FIFTH: Officer Signature (Required):
____________________________________________________.

*If any proposed amendment would alter or change any preference or any relative or other right given to any class or series of outstanding shares, then the amendment must be approved by the vote, in addition to the affirmative vote otherwise required, of the holders of shares representing a majority of the voting power of each class or series affected by the amendment regardless of limitations or restrictions on the voting power thereof.

IN WITNESS WHEREOF, the Corporation has caused this Certificate of Amendment of Articles of Incorporation to be signed by its duly authorized officer this ___ day of _______ 2008.

By:
/s/ Rene Ronald Soullier Name: Rene Ronald Soullier
Title: President